UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2012
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)
North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation Fair Disclosure.

In advance of The Deutsche Bank Global Consumer Conference in Paris, PepsiCo, Inc. (“PepsiCo” or “we”) today reiterated that it expects core constant currency earnings per share to decrease by 5 percent in 2012 from its fiscal 2011 core earnings per share of $4.40. Based on the current foreign exchange market consensus, foreign exchange translation would have an unfavorable impact of approximately three percentage points on PepsiCo’s full year core EPS performance in 2012.

PepsiCo also reiterated its long-term target of mid-single-digit constant currency net revenue growth and that it is targeting long-term high-single-digit core constant currency EPS growth after a transition year in 2012.

Please refer to the glossary for more information about PepsiCo’s full-year fiscal 2012 core constant currency EPS guidance and long-term constant currency net revenue and core constant currency EPS growth targets.

Cautionary Statement

Statements in this communication that are “forward-looking statements,” including PepsiCo’s 2012 guidance and long-term growth targets, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; PepsiCo’s ability to compete effectively; unfavorable economic conditions in the countries in which PepsiCo operates; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations; failure to successfully implement PepsiCo’s global operating model; failure to realize anticipated benefits from our productivity plan; any downgrade of our credit ratings; and any infringement of or challenge to PepsiCo’s intellectual property rights.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Glossary

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2011, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring charges, as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and Wimm-Bill-Dann Foods OJSC (WBD). In addition, full-year 2011 core results exclude an extra week of results. With respect to our 2012 and longer-term guidance, our core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges, restructuring and impairment charges, and the loss on the Tingyi transaction. For more details and reconciliations of our 2011 core results and 2012 core and core constant currency guidance and long-term growth targets, see “Reconciliation of GAAP and Non-GAAP Information” below.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Reconciliation of GAAP and Non-GAAP Information

(unaudited)

Core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.

53rd week impact

In 2011, we had an additional week of results (53rd week). Our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. The 53rd week increased net revenue by $623 million and operating profit by $109 million in the year ended December 31, 2011.

Commodity mark-to-market net impact

In the year ended December 31, 2011, we recognized $102 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.

Merger and integration charges

In the year ended December 31, 2011, we incurred merger and integration charges of $329 million related to our acquisitions of PBG, PAS and WBD, including $112 million recorded in the PAB segment, $123 million recorded in the Europe segment, $78 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. These charges also include closing costs and advisory fees related to our acquisition of WBD.

Restructuring charges

In the year ended December 31, 2011, we incurred charges of $383 million in conjunction with our multi-year productivity plan (Productivity Plan), including $76 million recorded in the FLNA segment, $18 million recorded in the QFNA segment, $48 million recorded in the LAF segment, $81 million recorded in the PAB segment, $77 million recorded in the Europe segment, $9 million recorded in the AMEA segment and $74 million recorded in corporate unallocated expenses. The Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Inventory fair value adjustments

In the year ended December 31, 2011, we recorded $46 million of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date.

2012 guidance and long-term targets

Our 2012 full-year core constant currency EPS guidance and our long-term core constant currency EPS growth targets exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges, restructuring and impairment charges, and the loss on the Tingyi transaction. In addition, our 2012 full-year core constant currency EPS guidance and our long-term constant currency net revenue and core constant currency EPS growth targets exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2012 core constant currency EPS growth or our long-term core constant currency EPS growth targets to our full-year projected 2012 and long-term reported results because we are unable to predict the 2012 and long-term impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. In addition, we are unable to reconcile our long-term constant currency net revenue growth target to our long-term reported net revenue growth target because we are unable to predict the long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide reconciliations of these measures.

Diluted EPS Reconciliation

FY 2011
Reported Diluted EPS	$4.03
53rd Week	(0.04)
Mark-to-Market Net Losses	0.04
Merger and Integration Charges	0.17
Restructuring Charges	0.18
Inventory Fair Value Adjustments	0.02

Core Diluted EPS	$4.40

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: June 19, 2012	By:	/s/ Cynthia Nastanski

	Name:	Cynthia Nastanski
	Title:	Senior Vice President, Corporate Law and Office of the Corporate Secretary